EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 13, 2007, relating to consolidated financial statements of Limco-Piedmont Inc. as of and for the years ended December 31, 2005 and 2006, and to the reference to our firm under the caption “Experts” in the Registration Statement as amended on July 13, 2007 (Amendment No. 3 to Form S-1 No. 333-142157).

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
July 18, 2007